UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RMR Real Estate Income Fund

(Exact name of registrant as specified in its charter)

Maryland	20-4649929
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458 (Address of principal executive office) (ZIP code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Shares of Beneficial Interest	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

RMR Real Estate Income Fund, a Maryland statutory trust (the “Fund”), is filing this Form 8-A in connection with the transfer of the listing of its common shares, par value $0.001 (the “Common Shares”), from the NYSE American LLC (the “NYSE American”) to The Nasdaq Stock Market LLC (the “Nasdaq”). Upon commencement of trading of the Common Shares on the Nasdaq, the Fund will voluntarily withdraw the Common Shares from listing on the NYSE American.

Item 1.  Description of Registrant's Securities to be Registered.

The description of the Common Shares set forth under the headings "Description of the Securities—Common Shares" and "Anti-Takeover Provisions of the Fund's Governing Documents" contained in the Fund’s Registration Statement on Form N-2 (Registration No. 333- 218384), filed with the Securities and Exchange Commission on July 27, 2017, is incorporated herein by reference, except that any reference to NYSE American is hereby amended to refer to the Nasdaq and any reference to the Fund’s symbol on the NYSE American is hereby amended to refer to “RMRM,” the Fund’s symbol on the Nasdaq, with such amendments to be effective on or about July 30, 2020.

Item 2.  Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on the Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

RMR Real Estate Income Fund

Date: July 29, 2020	By:	/s/ Fernando Diaz
	Name:	Fernando Diaz
	Title:	President

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